Exhibit 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-132397 of our report dated March 10, 2006 relating to the consolidated balance sheet of New Aloha Corporation appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Joint Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP

Boise, Idaho

April 28, 2006